Exhibit 8.1




                [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]




                                                                 May 26, 2003



Pooled Auto Securities Shelf LLC
One Wachovia Center
Charlotte, North Carolina  28288

     Re:  Pooled Auto Securities Shelf LLC
          Registration Statement on Form S-3
          ----------------------------------

Dear Sirs:

     We have acted as special federal tax counsel for Pooled Auto Securities Shelf LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the registration statement on Form S-3 (No. 333-114784) (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of up to $2,500,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates" and, together with the Notes, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to a pooling and servicing agreement, trust agreement or indenture among the Company, a trustee, and, where appropriate, a servicer, each to be identified in the prospectus supplement for such Series of Securities.

     As special federal tax counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents (including the prospectus and the three forms of prospectus supplement contained in the Registration Statement (the "Prospectus" and "Prospectus Supplements", respectively) and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval System or other sites on the internet, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Company and others.

  SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

     We have advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary - Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplements, all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt the opinions expressly set forth under each of the above quoted headings in the Prospectus and the Prospectus Supplements as our opinions. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm as special federal tax counsel to the Company under each of the above quoted headings in the Prospectus and the Prospectus Supplements forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                Very truly yours

                                         /s/ SIDLEY AUSTIN BROWN & WOOD LLP



                                      2